EXHIBIT 24.1

Auxilio, Inc. (the “Company”) hereby attests that the following statements are true and correct:

•
Despite a diligent search through its records, the Company has not been able to locate the original power-of-attorneys executed by the undersigned directors and officers with respect to the Company’s Registration Statement on Form S-1 File No. 333-135640 (the “Registration Statement”), and is informed and believes and presumes that such power of attorneys have been lost or accidentally destroyed;

•
The undersigned directors and officers confirm that Joseph Flynn was granted a power of attorney, and had proper authority to execute the Registration Statement (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act) on their behalf.

The undersigned directors and officers do hereby constitute, appoint and re-affirm Joseph Flynn, with full power of substitution, as our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 (the “Act”) and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below, any and all amendments hereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act); and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

/s/ Joseph Flynn Joseph Flynn President and Chief Executive Officer, Director	April 6, 2011

/s/ Paul T. Anthony Paul T. Anthony Chief Financial Officer	April 6, 2011

/s/ Edward Case Edward Case Director	April 6, 2011

/s/ Michael Joyce Michael Joyce Director	April 6, 2011

/s/ John D. Pace John D. Pace Director	April 6, 2011

/s/ Max Poll Max Poll Director	April 6, 2011

/s/ Michael Vanderhoof Michael Vanderhoof Director	April 6, 2011

/s/ Mark St. Clare Mark St. Clare Director	April 6, 2011